Exhibit 10.26

                     SECOND AMENDED AND RESTATED CONDITIONAL
                         PLEDGE AGREEMENT AND ASSIGNMENT


MARKER INTERNATIONAL ("Pledgor"), whose address is 1070 West South, Salt Lake City, Utah 84126, as an inducement to BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK AKTIENGESELLSCHAFT, a banking corporation organized under the laws of the Federal Republic of Germany, or any of its branches ("Bank"), including any successor bank or branches thereof, to continue to extend credit to Pledgor, hereby as follows:

          WHEREAS, Pledgor entered a Pledge Agreement and Conditional Assignment effective June 26, 1995, and an Amended and Restated Conditional Pledge Agreement and Assignment dated as of December 18, 1996 (together, as amended hereby, the "Agreement"), in order to grant to Bank a security interest in a time deposit (the "Collateral") currently in the amount of U.S. $2,000,000, as an inducement to the Bank to continue (the "Term Loan"): and

          WHEREAS, Pledgor has requested Bank, and Bank has agreed, to reduce the Term Loan to DEM 6,397,919.38 as of April 15, 1998, in accordance with the Third Restated and Amended Promissory Note as of the same date, and to continue to hold as security for the reduced Term Loan the remaining Collateral in the amount of $2,000,000.

          NOW, THEREFORE, Pledgor agrees, subject to the bank's consent, to amend and restate the Agreement, as follows:

          1. Paragraph 1 shall read in its entirety as follows:

               "CONDITIONAL ASSIGNMENT AND SECURITY INTEREST. As security for the payment when and as due of the Term Loan in the amount of Six Million Three Hundred Ninety Seven Thousand Nine Hundred Nineteen Deutsche Marks and Thirty Eight Pfennigs (DEM 6,397,919.38) referenced in the Bank's Third Restated and Amended Promissory Note dated as of April 15, 1998 and all interest and other sums due in connection therewith, and the performance of all present and future obligations of Pledgor for payment, reimbursement or other performance hereunder (the loan, sum due and obligation being referred to herein as the "Obligation"), Pledgor hereby conditionally assigns to Bank, and hereby grants Bank a security interest in the time deposit held in Pledgor's name Bayerische Hypotheken- und Wechsel-Bank Aktiengesellchaft, including any successor bank, acting through its New York Branch, in the current amount of Two Million United States Dollars (US$ 2,000,000.00) as well as such time deposits into which it may be rolled over, (all the foregoing property and any part thereof being hereinafter called ("Collateral"). The assignment made hereby, and the security interest granted hereby, shall be continuing until payment of the Obligation hereunder in full."

          2. All other terms of the Agreement, to the extent not inconsistent herewith, are incorporated herein by reference, in their entirety.

This Amendment shall be governed by the laws of the State of New York, as applied to contracts to be performed wholly in that State.

Dated:  as of April 15, 1998

                                    MARKER INTERNATIONAL, PLEDGOR


                                    By: /S/ BRAD STEWART


                                    Title: EXECUTIVE VICE PRESIDENT

Accepted and Agreed:

Bayerische Hypotheken -und Wechsel - Bank
Aktiengesellschaft, New York Branch

By:    /S/ Y. DANKNER

Title: SENIOR VICE PRESIDENT

By:    /S/ UVE RODDER

Title: VICE PRESIDENT